                                                                    Exhibit 10.1

                                 FIRST AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT

                THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "First Amendment") is made as of March 20, 2002, by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), and CRAY INC., a Washington corporation ("Parent"), and CRAY FEDERAL INC., a Washington corporation ("Cray Federal," and together with Parent, collectively, "Borrowers"), with reference to the following facts:

        A. The parties hereto have entered into that certain Loan and Security Agreement, dated as of March 28, 2001, as amended (the "Loan Agreement"), and other Loan Documents. (Capitalized terms, which are used herein but not defined herein, shall have the meanings ascribed to them in the Loan Agreement.)

        B. On or about November 6, 2001, Parent issued $9,300,000 in debentures.

        C. The parties wish to make certain modifications to the Loan Documents, all on the terms and conditions set forth herein.

                NOW, THEREFORE, the parties hereto agree as follows:

        1. Amendments to Loan Agreement. Effective as of the Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

                1.1 The following definitions are added to Section 1.1 of the Loan Agreement:

        "'Debenture Documents' means, collectively, the following:

                (a) The Debentures Purchase Agreement;

                (b) The Debentures;

                (c) the Warrants issued pursuant to the Debentures Purchase Agreement; and

                (d) the Registration Rights Agreement."

        "'Debentures' means the 5% Convertible Subordinate Debentures issued by Parent pursuant to the Debentures Purchase Agreement."

        "'Debentures Purchase Agreement' means that certain Convertible Subordinated Debentures and Warrant Purchase Agreement, dated November 6, 2001, between Parent and the investors signatory thereto."

        "'Eligible Domestic Accounts' means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods (and that do not arise out of the rendition of services that lead to Service/Maintenance Revenues) that comply with each of the representations and warranties respecting Eligible Domestic Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Domestic Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers. Eligible Domestic Accounts shall not include the following:

                        (a) Accounts that the Account Debtor has failed to pay
                within 75 days of original invoice date or within 45 days of the date the payment was due under the original invoice,

                        (b) Accounts owed by an Account Debtor (or its
                Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                        (c) Accounts with respect to which the Account Debtor is
                an employee or Affiliate of any Borrower,

                        (d) Accounts arising in a transaction wherein goods are
                placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

                        (e) Accounts that are not payable in Dollars,

                        (f) Accounts with respect to which the Account Debtor
                either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or any state thereof or Canada or any Canadian province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming



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

                bank) that has been delivered to Lender and is directly drawable by Lender, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                        (g) [INTENTIONALLY OMITTED],

                        (h) Accounts with respect to which the Account Debtor is
                a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

                        (i) [INTENTIONALLY OMITTED],

                        (j) Accounts with respect to which the Account Debtor is
                subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                        (k) [INTENTIONALLY OMITTED],

                        (l) Accounts, the collection of which, Lender, in its
                Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                        (m) Accounts that are not subject to a valid and
                perfected first priority Lender's Lien,

                        (n) Accounts with respect to which (i) the goods giving
                rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

                        (o) Accounts that represent the right to receive
                progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services."

        "'Eligible Foreign Accounts' means Accounts of a Borrower: (I) acceptable to Lender in its Permitted Discretion, and (II) as to which each of the following is applicable: (a) such Account does not qualify as an Eligible Domestic Account solely because the Account Debtor with respect to such Account maintains its chief executive office in a jurisdiction other than the United States or is organized under the laws of a jurisdiction (or a political subdivision thereof) other than the United States, and (b) Lender has a valid and perfected first priority security interest in such Account."



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

        "'Eligible Government Accounts' means Accounts of a Borrower: (I) acceptable to Lender in its sole and absolute discretion, and (II) as to which each of the following is applicable: (a) the Account Debtor with respect to such Account is the United States or any department, agency or instrumentality of the United States, (b) such Account does not qualify as an Eligible Domestic Account solely because services give rise to the Account and such services are research and development services rendered in the ordinary course of such Borrower's business; and (c) Lender has a valid and perfected first priority security interest in such Account."

        "'Eligible Professional Services Accounts' means Accounts of a Borrower:
        (I) acceptable to Lender in its sole and absolute discretion, (II) if otherwise qualifying as an Eligible Professional Services Account, shall be included in the Borrowing Base commencing August 1, 2002, and (III) as to which each of the following is applicable: (a) such Account does not qualify as an Eligible Domestic Account solely because services give rise to the Account and such services are Professional Services rendered in the ordinary course of such Borrower's business, and (b) Lender has a valid and perfected first priority security interest in such Account."

        "Excess Availability' means the amount, as of the date any determination thereof is to be made, equal to the Availability minus the aggregate amount, if any, of all trade payables of Borrowers in excess of 60 days past the payment due date with respect thereto and all book overdrafts, in each case as determined by Lender in its Permitted Discretion."

        "'Holder' shall have the meaning set forth in the Debenture."

        "'Professional Services' means fee-based services on a defined project pursuant to which the applicable Account Debtor has entered into a written professional services agreement, acceptable to Lender, that specifies specific deliverables to be provided by one of the Borrowers in the related statement of work."

        "'Registration Rights Agreement' means that certain Registration Rights Agreement, dated November 6, 2001, between Parent and the investors signatory thereto."

                1.2 The following definitions in Section 1.1 of the Loan Agreement are hereby deleted and replaced by the following:

        "'Eligible Accounts' means, collectively, Eligible Domestic Accounts, Eligible Professional Services Accounts, Eligible Foreign Accounts and Eligible Government Accounts."

        "'Tangible Net Worth' means, as of any date of determination, the result of (a) the total consolidated stockholder's equity of Parent and its Subsidiaries, minus (b) the sum of (i) all



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        Intangible Assets of Parent and its Subsidiaries, (ii) all of Parent's
        prepaid expenses, and (iii) other assets which are classified as "other assets" on Borrowers' financial statements, plus (c) the aggregate outstanding principal balance of the Debentures."

                1.3 Section 2.1(a)(y) of the Loan Agreement is deleted and replaced by the following:

        "(y) 80% of the difference between (i) the amount of Eligible Accounts, and (ii) the amount, if any, of the Dilution Reserve, minus"

                1.4 Section 2.1(b) of the Loan Agreement is deleted and replaced by the following:

        "(b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (iii) and in an amount equal to all late charges and liquidated damages payable by Parent pursuant to the Debenture Documents."

                1.5 The following is added as a new subsection (e) to Section
2.11 of the Loan Agreement:

        "(e) FEES ARISING FROM CHARGES UNDER DEBENTURE DOCUMENTS. Fees equal to all late charges and liquidated damages payable by Parent pursuant to the Debenture Documents, which fees shall be fully earned and payable when the applicable late charges and liquidated damages are payable by Parent pursuant to the Debenture Documents."

                1.6 The first sentence and the beginning of the second sentence of Section 5.2(b) of the Loan Agreement are hereby deleted and replaced by the following:

        "(b) The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account

        Debtors in the ordinary course of Borrowers' business, owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:"

                1.7 Schedule 5.8(b) is deleted and replaced by Schedule 5.8.(b) attached to this First Amendment.

                1.8 Schedule 5.20 is deleted and replaced by Schedule 5.20 attached to this First Amendment.

                1.9 Schedule C-1 is deleted and replaced by Schedule C-1 attached to this First Amendment.

                1.10 Schedule P-1 is deleted and replaced by Schedule P-1 attached to this First Amendment.

                1.11 Section 6.3 of the Loan Agreement is deleted and replaced by the following:

        "6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

                (a) as soon as available, but in any event within 30 days (50 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                        (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                        (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                                A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                                B. the representations and warranties of Borrowers contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though



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

                                made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                                C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto), and

                        (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20; and

                (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                        (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                        (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

                (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years,

                        (i) copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                (d) if and within 5 days of the date filed by any Borrower,



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

                        (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                        (ii) any other filings made by any Borrower with the SEC,

                        (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                        (iv) any other information that is provided by Parent to its shareholders generally,

                (e) if and when filed by any Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change

                (f) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

                (g) no later than 5 days prior to payment of each semi-annual interest payment required under the Debentures, a certificate signed by the chief financial officer of Parent indicating Parent's election as to whether to pay such interest in cash or Stock of Parent, and if Parent elects to pay in cash, that, after making and giving effect to such payment, Borrowers shall be in compliance with the covenant set forth in section (c) of
                Schedule 7.20, and

                (h) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrowers.

                        "In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis and that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information



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

                        requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

                (i) as soon as Borrower receives notice of conversion for the Debentures or a request to register the shares underlying the Debentures by the holders thereof pursuant to the Debenture Documents, notice thereof and a statement of the dates when conversion of such Debentures or registration of the shares underlying such Debentures are due."

                1.12 The following is added as a new Section 6.16:

        "6.16 DEBENTURE DOCUMENTS. At all times comply with its obligations under the Debenture Documents, including the following:

                (a) Maintain the effectiveness under the Securities Act of 1933, as amended, of its Registration Statement on Form S-3 (Reg. No. 333-74100) for the time periods required pursuant to the Registration Rights Agreement; and

                (b) If required under Section 2(b) of the Registration Rights Agreement, promptly file and prosecute to effectiveness such further registration statements within the time limits set forth in Section 2(b) thereof."

                1.13 Schedule 7.20 is deleted and replaced by Schedule 7.20 attached to this First Amendment.

                1.14 Section 8.2 of the Loan Agreement is deleted and replaced by the following:

        "8.2 (a) If Borrowers fail or neglect to perform, keep, or observe any covenant or other provision contained in Sections 6.2, 6.3 or 6.16 hereof and such failure or neglect continues for a period of 5 days after the date on which such failure or neglect first occurs, or (b) if Borrower fails or neglects to perform, keep, or observe any covenant or other provision contained in Sections 6.1, 6.7 or 6.11 hereof and such failure or neglect is not cured within 15 days after the date on which such failure or neglect first occurs, or (c) if Borrower fails or neglects to perform, keep, or observe any other covenant or other provision contained in any Section of this Agreement (other than a Section that is expressly dealt with elsewhere in this Section 8) or the other Loan Documents (other than a Section of such other Loan Document dealt with elsewhere in this Section 8); provided that, during any period of time that any such failure or neglect of Borrower referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or



                                       9
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        cure period or the pre-condition of the giving of a notice, Lender shall be relieved of its obligation to extend credit hereunder;"

        2. Limited One-Time Waivers.

                2.1 Pursuant to section (a)(i) of Schedule 7.20 of the Loan Agreement, Borrowers have failed to maintain minimum EBITDA of each Borrower and its Subsidiaries, determined on a consolidated basis, of no less than (i) $3,000,000 for the 12-month period ending September 30, 2001, and (ii) $10,000,000 for the 12-month period ending December 31, 2001.

                2.2 Pursuant to section (a)(ii) of Schedule 7.20 of the Loan Agreement, Borrower has failed to maintain minimum Tangible Net Worth of each Borrower and its Subsidiaries, determined on a consolidated basis, of no less than $29,000,000 as of September 30, 2001 and December 31, 2001.

                2.3 Lender waives any Event of Default arising from (i) Borrower's failure to maintain minimum EBITDA in an amount equal to or greater than the amounts and for the periods described in Section 2.1 hereof and (ii) Borrower's failure to maintain Tangible Net Worth in an amount equal to or greater than $29,000,000 for the periods described in Section 2.2 hereof.

                2.4 This First Amendment does not constitute a waiver of any other provision of the Loan Documents or of the provisions of the Loan Agreement referenced in Sections 2.1 and 2.2 hereof in any other instance.

        3. Conditions to Effectiveness. The effectiveness of this First Amendment is subject to the receipt by Lender or the completion by Borrower of the following, and the date on which Lender receives or Borrower completes all of the following shall be the "Effective Date:"

                3.1 Counterparts of this First Amendment, executed by each of the parties hereto; and

                3.2 Borrower has paid Lender a waiver and consent fee of $60,000 and all of Lender's attorneys' fees and costs as described in Section 4.8 hereof.

        4. Miscellaneous.

                4.1 Loan Documents Confirmed. Except as expressly amended hereby, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This First Amendment is hereby incorporated into the Loan Agreement.



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

                4.2 Choice of Law. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED, THIS FIRST AMENDMENT AND ALL OTHER DOCUMENTS BEING EXECUTED CONCURRENTLY HEREWITH SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                4.3 Sole Parties. This First Amendment is made exclusively for the benefit of and solely for the protection of the parties hereto, and no other person or persons shall have the right to enforce the provisions hereof by action or legal proceedings or otherwise.

                4.4 Interpretation. Whenever the context so requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The headings used in this First Amendment are inserted solely for the convenience of reference and are not part of, nor intended to govern, limit or aid in the construction of, any term or provision hereof.

                4.5 Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

                4.6 Further Assurances. From time to time, each party will execute and deliver in recordable form, if necessary, such further instruments and will take such other action as the other party reasonably may request in order to discharge and perform their obligations and agreements under this First Amendment.

                4.7 Time of Essence. Time is of the essence in this First Amendment.

                4.8 Attorneys' Fees and Costs. The Borrower agrees that all of Lender's attorneys' fees and costs in drafting and negotiating this First Amendment are part of the Obligations and are payable on demand.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.


                                CRAY INC.,
                                a Washington corporation
                                /s/ Kenneth W. Johnson
                                By: Kenneth W. Johnson
                                Title: Vice President - Legal and
                                       General Counsel

                                CRAY FEDERAL, INC.
                                a Washington corporation
                                /s/ Charles A. Weidenfeller, Jr.
                                By: Charles A. Weidenfeller, Jr.
                                Title: President

                                FOOTHILL CAPITAL CORPORATION,
                                a California corporation
                                /s/ Kurt Duerfeldt
                                By: Kurt Duerfeldt
                                Title: Senior Vice President

                             EXHIBITS AND SCHEDULES

Exhibit C-1           Form of Compliance Exhibit
Schedule P-1          Permitted Liens
Schedule 5.8(b)       Capitalization of Borrowers
Schedule 5.20         Permitted Indebtedness
Schedule 7.20         Financial Covenants

                                   EXHIBIT C-1

                         FORM OF COMPLIANCE CERTIFICATE

                           [on Borrower's letterhead]

To:     Foothill Capital Corporation
        2450 Colorado Avenue, Suite 3000 West
        Santa Monica, California  90404
        Attn: Business Finance Division Manager

                Re: Compliance Certificate dated

Ladies and Gentlemen:

                Reference is made to that certain Loan and Security Agreement, dated as of March 28, 2001, as amended (the "Loan Agreement") among Cray Inc., a Washington corporation ("Administrative Borrower"), Cray Federal Inc., a Washington corporation (together with Administrative Borrower, "Borrowers"), and Foothill Capital Corporation, a California corporation ("Lender"). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

                Pursuant to Section 6.3 of the Loan Agreement, the undersigned officer of Administrative Borrower hereby certifies that:

                1. The financial information of Borrowers furnished in Schedule 1 attached hereto has been prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes, in the case of financial statements delivered under Section 6.3(a) of the Loan Agreement) and fairly presents the financial condition of Borrowers.

                2. Such officer has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of Borrowers during the accounting period covered by the financial statements delivered pursuant to Section 6.3 of the Loan Agreement.

                3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking, or propose to take with respect thereto.

                4. Borrowers are in timely compliance with all representations, warranties, and covenants set forth in the Loan Agreement and the other Loan Documents, except as set forth on Schedule 2 attached hereto. Without limiting the generality of the foregoing, Borrowers are in compliance with the covenants contained in Schedule 7.20 of the Loan Agreement as demonstrated on Schedule 3 hereof.

                IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of ____________, 200_.


                                CRAY INC., a Washington corporation,
                                as Administrative Borrower

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                   SCHEDULE 1

                                   SCHEDULE 2

                                   SCHEDULE 3

1. MINIMUM EBITDA.

        Borrowers' EBITDA for the _________ ending _________, ________ is $______________, which amount [IS/IS NOT] greater than or equal to the amount set forth in Section (a)(i) of Schedule 7.20 to the Loan Agreement for the corresponding period.

2. MINIMUM TANGIBLE NET WORTH.

        Borrowers' Tangible Net Worth as of __________ was $__________, which amount [IS/IS NOT] greater than or equal to the amount set forth in Section
(a)(ii) of Schedule 7.20 to the Loan Agreement for the corresponding date.

3. MINIMUM DOMESTIC SERVICE/MAINTENANCE REVENUES.

        Borrowers' Domestic Service/Maintenance Revenues for the twelve-month period ending __________, 200___ was $_____, which amount [IS/IS NOT] greater than or equal to the amount set forth in Section (a)(iii) of Schedule 7.20 to the Loan Agreement for the corresponding period.

4. MAXIMUM CAPITAL EXPENDITURES.

                (a) The aggregate amount of capital expenditures made or committed to be made to date in the current fiscal year is $________________.

                (b) The aggregate amount set forth above [IS/IS NOT] less than or equal to the amount set forth in Section (b)(i) of Schedule 7.20 to the Loan Agreement for the current fiscal year.

5. PAYMENTS UNDER THE DEBENTURE DOCUMENTS.

                (a) Check applicable line:

                        (i) ____ Administrative Borrower proposes to make a
                payment (other than in stock of Administrative Borrower) on the Indebtedness evidenced by the Debenture Documents.

                        (ii) ____ Administrative Borrower does not propose to
                make a payment (other than in stock of Administrative Borrower) on the Indebtedness evidenced by the Debenture Documents.

                (b) The payment set forth in Section 5(a)(i) above [WOULD/WOULD NOT] breach section (c) of Schedule 7.20 to the Loan Agreement because:
______________________________________.

                                  Schedule P-1

                                 Permitted Liens

1. The Borrower owes U.S. Bank N.A., as of February 28, 2002, the sum of $198,332. This loan is secured by (i) a certificate of deposit, dated as of February 28, 2002, in the amount of $353,000 and (ii) specific computer equipment financed by such loan.

2. The Borrower owes Presidential Bank, as of February 28, 2002, the sum of $409,292. Presidential Bank is the assignee of DRKB, Inc. This loan is secured by specific computer equipment financed by this loan.

                                Schedule 5.8(b)

                           Capitalization of Borrowers

Cray Inc. has authorized capital of 100,000,000 shares of Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value.

As of March 12, 2002, Cray Inc. had outstanding: (i) 45,096,820 shares of Common Stock, (ii) warrants exercisable for 14,111,441 shares of Common Stock, (iii) $9,300,000 convertible subordinated debentures convertible into a minimum of 3,957,447 shares, and (iv) stock options exercisable for 10,441,771 shares of Common Stock. Cray Inc. has reserved 4,000,000 shares for issuance pursuant to an employee stock purchase plan. In addition, Cray Inc. has issued to NEC Corporation 3,125,000 shares of Series A Convertible Preferred Stock, $.01 par value, which are convertible into 3,136,763 shares of Common Stock.

Cray Federal Inc. has authorized capital of 1,000 shares of Common Stock, $1.00 par value. All shares of Common Stock are issued and outstanding and are held by Cray Inc.

                                  Schedule 5.20

                             Permitted Indebtedness

1. The Borrower owes $9,300,000, plus accrued interest, on its convertible subordinated debentures.

2. As of February 28, 2002, the Borrower owes U.S. Bank the sum of $198,332.38 which is secured by a certificate of deposit and by equipment purchased with the loan. See Schedule P-1.

3. As of February 28, 2002, the Borrower owes Presidential Bank the sum of $409,292.13, which is secured by equipment purchased with this loan. Presidential Bank is the assignee of DRKB Inc. See Schedule P-1.

4. The Borrower has various capital leases outstanding. At December 31, 2001, the principal balance of capital leases outstanding was $768,000, including interest.

                                  SCHEDULE 7.20

                               FINANCIAL COVENANTS

                (a) Fail to maintain:

                (i) MINIMUM EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;


        Applicable Amount                                 Applicable Period
        -----------------                                 -----------------
         -$5,000,000                                    For the 12-month period
                                                          ending June 30, 2001

         $3,000,000                                     For the 12-month period
                                                       ending September 30, 2001

         -$12,000,000                                   For the 12-month period
                                                        ending December 31, 2001

         -$24,000,000                                   For the 12-month period
                                                         ending March 31, 2002

         -$10,000,000                                   For the 12-month period
                                                          ending June 30, 2002

         $0                                             For the 12-month period
                                                       ending September 30, 2002

         $15,000,000                                    For the 12-month period
                                                 ending each fiscal quarter thereafter

                (ii) TANGIBLE NET WORTH. Tangible Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

               Applicable Amount                            Applicable Date
               -----------------                            ---------------
                  $23,000,000                                June 30, 2001
                  $29,000,000                              September 30, 2001
                  $18,000,000                              December 31, 2001
                  $11,200,000                                March 31, 2002
                  $17,900,000                                June 30, 2002
                  $15,900,000                              September 30, 2002
                  $14,700,000                              December 31, 2002
                  $23,800,000              the first date of each calendar quarter thereafter

                (iii) MINIMUM DOMESTIC SERVICE/MAINTENANCE REVENUES. Domestic Service/Maintenance Revenues of no less than $34,000,000 for the immediately preceding 12 calendar months, tested quarterly.

                (b) Make:

                (i) CAPITAL EXPENDITURES. Capital expenditures in any fiscal year in excess of $10,000,000.

                (c) PAYMENTS UNDER THE DEBENTURE DOCUMENTS. If an Event of Default has occurred and is continuing or if there is Excess Availability of less than $1,000,000 after giving effect to any payment made in respect of the Indebtedness evidenced by the Debentures, make any payment (other than in stock of Parent) by the Parent or any application of funds with respect to the principal of or interest on the Indebtedness evidenced by the Debenture Documents, or any other payment of funds under the Debentures or under any of the Debenture Documents; provided, however, that any Holder may demand and the Parent may pay at any time and from time to time, liquidated damages and late fees pursuant to Sections 4(a)(iii), 4(c)(iii) and 4(c)(iv) of the Debentures and Section 2(f) of the Registration Rights Agreement even if an Event of Default has occurred and is continuing and/or there is Excess Availability of less than $1,000,000 at the time of such payments, but only so long as, of the date of such payment by the Parent, the Holder has not declared that an event of default exists under Section 3 of Holder's Debenture or such other Debenture Documents, and provided, further, that Lender has not declared the Obligations immediately due and payable.